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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report for Peregrine Systems, Inc. and to all references to our Firm included in or made a part of this Registration Statement.

                                          /s/ ARTHUR ANDERSEN, LLP

                                          ARTHUR ANDERSEN, LLP

San Diego, California
October 5, 1998